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                                                                    EXHIBIT 23.2

                      [PETERSON SULLIVAN PLLC LETTERHEAD]


                          INDEPENDENT AUDITORS' CONSENT



We hereby consent to the registration statement on Form SB-2 of Mymetics Corporation of our report dated March 18, 2004, on our audit of the consolidated balance sheets of Mymetics Corporation as of December 31, 2003 and 2002, and the related consolidated statements of operations and comprehensive loss, changes in shareholders' equity, and cash flows for the year ended December 31, 2003, 2002 and 2001, and for the period from May 2, 1990 (inception) to December 31, 2003. We also consent to the references to our firm under the caption "Experts."


/s/ Peterson Sullivan PLLC


December 6, 2004
Seattle, Washington